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                        SECURITIES AND EXCHANGE COMMISSION

                              Washington, D.C. 20549


                          -------------------------------


                                     FORM 8-K


                                  CURRENT REPORT


                        Pursuant to Section 13 or 15(d) of
                        the Securities Exchange Act of 1934



                                                         September 29, 1997
      Date of Report (Date of earliest event reported): (September 23, 1997)
                                                        --------------------


                           VECTRA BANKING CORPORATION
                 ----------------------------------------------
             (Exact name of registrant as specified in its charter)


                                    COLORADO
               --------------------------------------------------
                 (State or other jurisdiction of incorporation)


               0-23622                                    84-1087703
----------------------------------            ---------------------------------
      (Commission File Number)                (IRS Employer Identification No.)


      1650 South Colorado Boulevard, Suite 320, Denver, CO            80222
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            (Address of principal executive offices)                (Zip Code)


        Registrant's telephone number, including area code:  303/782-7440

                                  Not Applicable
                    ------------------------------------------
           (Former name or former address, if changed since last report)



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ITEMS 1-4.  Not applicable.

ITEM 5.  OTHER EVENTS.

      (a) Vectra Banking Corporation, a Colorado corporation ("Vectra"), and Zions Bancorporation, a Utah corporation ("Zions"), have entered into an Agreement and Plan of Merger, dated as of September 23, 1997 (the "Merger Agreement"), which provides for the merger (the "Merger") of Vectra with and into Zions. The Merger is subject to, among other customary conditions, the requisite approvals of the holders of the common stock of Vectra (the "Vectra Common") and the convertible preferred stock of Vectra (the "Vectra Preferred") and various regulatory approvals.

      Pursuant to the Merger Agreement, (i) each outstanding share of Vectra Common would be exchanged for 0.685 share (the "Common Exchange Ratio") of common stock of Zions (the "Zions Common"), and (ii) each outstanding share of Vectra Preferred would be exchanged for 7.755 shares (the "Preferred Exchange Ratio") of Zions Common.

      The Merger Agreement may be terminated by Vectra if (i) the average daily closing price of Zions Common for the 15 consecutive trading days ending on the fifth trading day prior to the consummation of the Merger (the "Average Closing Price") is less than the average daily closing price of Zions Common for the 10 consecutive trading days commencing on September 17, 1997 (the "Starting Price"), and (ii) (a) the number obtained by dividing the Average Closing Price by the Starting Price is less than (b) the number obtained by dividing the average of the KBW 50 Index of Keefe, Bruyette & Woods, Inc. (the "KBW Index") for the 10 consecutive trading days ending on the fifth trading day prior to the consummation of the Merger by the average of the KBW Index for the 10 consecutive trading days commencing on September 17, 1997 and multiplying the quotient in this clause (ii)(b) by 0.82. Zions has the option, in the event that Vectra determines to terminate the Merger Agreement pursuant to the preceding sentence, to increase the Common Exchange Ratio and the Preferred Exchange Ratio pursuant to the formula set forth in
Section 8.01(f) of the Merger Agreement and, in such event, the Merger Agreement would remain in effect as so adjusted.

      The foregoing description of the Merger Agreement is qualified in its entirety by reference to the Merger Agreement, which is attached hereto as
Exhibit 2 and is incorporated herein by reference.

      (b) In connection with the execution of the Merger Agreement, Vectra and Zions entered into a Stock Option Agreement, dated as of September 23, 1997 (the "Option Agreement"), pursuant to which Vectra granted Zions the right to purchase from Vectra up to 959,462 shares of Vectra Common, at a price of $23.39 per share, upon the occurrence of certain events described in the Option Agreement relating generally to the acquisition of Vectra by a third party.

      The foregoing description of the Option Agreement is qualified in its entirety by reference to the Option Agreement which is attached hereto as
Exhibit 99(a) and is incorporated herein by reference.

      (c) The joint press release of Zions and Vectra announcing the execution of the Merger Agreement is attached hereto as Exhibit 99(b) and is incorporated herein by reference.



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ITEM 7.    FINANCIAL STATEMENTS
           PRO FORMA FINANCIAL STATEMENTS AND EXHIBITS.

      (a) - (b) Not applicable.

      (c)  Exhibits Required by Item 601 of Regulation S-K:

            2 Agreement and Plan of Merger, by and between Vectra Banking Corporation and Zions Bancorporation, dated as of September 23, 1997.

            99(a) Stock Option Agreement, by and between Vectra Banking
                  Corporation and Zions Bancorporation, dated as of September 23, 1997.

            99(b) Press release issued by Vectra Banking Corporation and
                  Zions Bancorporation on September 24, 1997.

ITEM 8.    CHANGE IN FISCAL YEAR.

      Not applicable.



                                 SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

      Dated:  September 29, 1997.

                                  VECTRA BANKING CORPORATION


                                  By:  /s/ Ray L. Nash
                                       ---------------------
                                       Ray L. Nash
                                       Chief Financial Officer




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                                 EXHIBIT INDEX
                                 -------------


Exhibit No.             Description
-----------             -----------

2 Agreement and Plan of Merger, by and between Vectra Banking Corporation and Zions Bancorporation, dated as of September 23, 1997.

99(a) Stock Option Agreement, by and between Vectra Banking Corporation and Zions Bancorporation, dated as of September 23, 1997.

99(b) Press release issued by Zions Bancorporation and Vectra Banking Corporation on September 24, 1997.